UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2026

Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2026, FingerMotion, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), which provides for the issuance and sale, in a registered direct offering by the Company of 3,958,055 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.24 per share of Common Stock and Pre-funded Warrants (as defined below) to purchase 12,708,611 shares of its Common Stock (the Common Stock and the Pre-funded Warrants being collectively referred to as the “Securities”) (the “Offering”).

It shall also issue to such purchaser whose purchase of shares of our Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s Common Stock 12,708,611 pre-funded warrants (the “Pre-funded Warrants”) to purchase shares of common stock in lieu of shares of common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock and is immediately exercisable and will expire when exercised in full. The purchase price of each Pre-Funded Warrant is $0.2399, which is equal to the price per share of common stock being sold to the public, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers, and customary indemnification rights and obligations of the parties.

The Securities are being offered and sold pursuant to the Registration Statement on Form S-3 (File No. 333-274456), which was declared effective by the Securities and Exchange Commission on September 29, 2023 (the “Registration Statement”). The Company shall file a prospectus supplement to the base prospectus incorporated in the Registration Statement with the SEC on the date hereof in connection with the Offering.

The Company shall net proceeds of approximately $4.0 million from the Offering, after deducting the estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes.

The foregoing summaries of the Purchase Agreement and Pre-funded Warrant do not purport to be complete and are subject to, and qualified in their entirety by, a copy of such document attached as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit	Description
4.1	Form of Pre-funded Warrant
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: August 31, 2026	By:	/s/ Jolie Kahn
Jolie Kahn CEO and Director